Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE - MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Director of External Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
REPORTS RECORD ANNUAL NET INCOME FOR 2007 UP 27%
• Fourth Quarter Operating Earnings grew 23.3% to $7.3 million, or $0.20 EPS
• Excluding Amortization, Full Year Earnings Per Share of $0.90
• Combined Ratio Improves to 95.4%
• Reconfirms 2008 Earnings Guidance
• Reinstates Quarterly Dividend of $0.02 per share
SOUTHFIELD, MICHIGAN
February 12, 2008
Year-to-Date Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported a record $28.0 million in net income, or $0.85 per diluted share, for the year ended December 31, 2007. This is an increase of 27.0%, from net income of $22.0 million, or $0.75 per diluted share in 2006. Net operating income, excluding amortization, increased 32.1% to $29.8 million, or $0.90 per diluted share, compared to $22.6 million, or $0.76 per diluted share in 2006. As a result of an equity offering in July 2007, common stock shares outstanding at December 31, 2007 increased to 36,996,287 shares, compared to 29,107,818 shares outstanding at December 31, 2006.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated:
“2007 was another year of record earnings for Meadowbrook. We are pleased with the incremental growth we have experienced in 2007, despite a more competitive environment. We continue to explore additional opportunities to make select acquisitions that will generate immediate cash returns, while we remain committed to our underwriting discipline and controls over price adequacy. With the A.M. Best upgrade to “A-” (Excellent) and our equity offering in 2007, we are confident that we can achieve substantial, profitable growth as we continue to implement our strategic plan. While we had expected a quicker implementation pattern of growth following our ratings upgrade and equity raise, we are on track for continued growth over the next 12 to 24 months. Overall, we are extremely pleased with our achievements in 2007 and anticipate a continued strong performance in 2008.”
Full Year 2007 highlights included:
•	Year-to-date earnings increased 27.0% to $28.0 million, or $0.85 per diluted share, compared to $22.0 million, or $0.75 per diluted share in 2006.

•	Year-to-date net operating income, excluding amortization, increased 32.1% to $29.8 million, or $0.90 per diluted share, compared to $22.6 million, or $0.76 per diluted share in 2006.

•	Return on beginning equity increased to 13.9%.

•	Book value per share grew to $8.16.

PRESS RELEASE	PAGE 2
•	GAAP combined ratio improved to 95.4%.

•	Pre-tax underwriting income of $12.6 million, up from $8.2 million in 2006.

•	Total revenue grew approximately 7%, despite soft market conditions.
Year-to-Date and Fourth Quarter Results:
Net Income:
As noted above, net income for the year ended December 31, 2007, was $28.0 million, or $0.85 per diluted share. This was an increase of 27.0%, from net income of $22.0 million, or $0.75 per diluted share in 2006. Net income for the fourth quarter of 2007 was $7.3 million, or $0.20 per diluted share. This was an increase of 23.3%, compared to net income of $5.9 million, or $0.20 per diluted share in the fourth quarter of 2006.
Revenues:
Revenues for the year ended December 31, 2007 increased $22.5 million, or 7.1%, to $340.7 million, compared to $318.2 million in 2006. Revenues for the fourth quarter increased 8.9% to $86.1 million, compared to $79.1 million in 2006.
Despite softer market conditions, net earned premiums increased $13.3 million, or 5.2%, to $268.2 million for 2007, compared to $254.9 million in 2006. This increase was the result of selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy. Partially offsetting this increase was a $2.7 million reduction in residual market premiums that are assigned to us as a result of a decrease in the estimate of the overall size of the residual market, as well as mandatory rate decreases in the Nevada, Florida and Massachusetts workers’ compensation markets. Year-to-date our overall achieved rates were down only 1.7%. Net earned premiums for the fourth quarter increased 7.7%, to $68.5 million, compared to $63.6 million in 2006.
Net commissions and fees increased 11.7%, to $46.0 million in 2007, compared to $41.2 million in 2006. For the fourth quarter, net commissions and fees were $10.4 million, compared to $9.6 million in 2006. Overall net commissions and fees increased as a result of our acquisition of the USSU business, offset by a slight decrease in fees related to our Northeast operations. This decrease in fees is primarily related to a decrease in premium volume due to reduced rates in the self-insured markets on which the fees are based, because of mandatory rate reductions and an increase in competition. In addition, net commissions and fees reflect lower commissions in our retail agency division due to rate reductions on policy renewals.
Year-to-date net investment income increased 19.6%, to $26.4 million, compared to $22.1 million in 2006. For the fourth quarter, net investment income was $7.2 million, compared to $5.9 million in 2006. Average invested assets for the year increased $79.2 million, or 16.0%, to $573.1 million, from $493.9 million in 2006. The increase in average invested assets primarily relates to the continued robust cash flows from operations, including continued favorable underwriting results, increased fee revenue, and the lengthening of the duration of our reserves. To a lesser extent, the increase in average invested assets also reflects cash flows from our equity offering in July 2007. The invested proceeds from the equity offering added approximately $600,000 to the overall net investment income for the year and approximately $300,000 for the quarter.
The average investment yield increased to 4.61% for December 31, 2007, compared to 4.47% in 2006. The current pre-tax book yield was 4.50%. The current after-tax book yield was 3.41%, compared to 3.28% in 2006. This increase is primarily the result of the increase in market interest rates, and the purchase of assets of longer duration to take advantage of higher yields. The duration of the investment portfolio is 4.3 years.

PRESS RELEASE	PAGE 3
Our investment portfolio is 99.8% in investment grade securities and we continue to invest in securities with minimum credit risk. While our investment portfolio includes investments in mortgage-backed and agency-backed securities, we do not have any direct exposure to any sub-prime risks. Our asset-backed securities sector comprises only 4.2%, or $26.6 million of our investment portfolio. Within this sector, $2.8 million relates to home equity loans, of which $1.2 million is insured. These securities are adequately collateralized, AAA- rated investment quality that we expect will continue to perform.
Expenses:
The loss and loss adjustment expense ratio for 2007 was 61.2%, down from 62.3% in 2006. Incurred losses were $151.0 million for the year, compared to $146.3 million in 2006. The loss and loss adjustment expense ratio for the fourth quarter was 59.5%, compared to 61.5% in 2006. Incurred losses for the fourth quarter were $37.6 million, compared to $36.0 million in 2006. The year-to-date improvement in the loss and loss adjustment expense ratio includes favorable development on loss reserves on prior accident years of $7.1 million, or 2.3% of $302.7 million of overall reserves at December 31, 2006. Favorable development in 2006 was $2.7 million. For the fourth quarter of 2007, favorable development on loss reserves for prior accident years was $2.7 million, compared to $1.3 million in the fourth quarter of 2006. We have seen continued positive trends in both paid and incurred losses and a reduction in the frequency of losses.
Policy acquisition and other underwriting expenses increased to $53.7 million for the year ended December 31, 2007, from $50.5 million in 2006. The GAAP expense ratio decreased to 34.2%, from 34.5% in 2006. Our “adjusted net expense ratio,” a non-GAAP measure which gives credit for the margin in our fee-based business, was 30.1% in 2007, compared to 30.3% in 2006.
The GAAP expense ratio for the fourth quarter decreased 0.6 percentage points to 34.5%, from 35.1% in 2006. For the fourth quarter, policy acquisition and other underwriting expenses increased to $14.0 million, from $12.8 million in 2006.
Salaries and employee benefits for 2007 increased to $56.4 million, from $54.6 million in 2006. For the fourth quarter, salaries and employee benefits increased to $14.3 million, from $13.2 million in 2006. This increase is primarily due to merit increases, our acquisition of the USSU business, and variable compensation that is based upon performance. Overall, our headcount remained flat for 2007.
Other administrative expenses for 2007 increased to $32.3 million, from $28.8 million in 2006. Quarter-to-date other administrative expenses increased to $8.1 million, from $7.1 million in 2006. The increase in other administrative expenses is primarily the result of the management fee associated with the USSU acquisition. In addition, this increase is partially the result of information technology initiatives. Somewhat offsetting these increases were various decreases in other general operating expenses in comparison to 2006.
Amortization expense for the year, increased to $1.9 million, from $590,000 in 2006. For the fourth quarter, amortization expense increased to $621,000 from $142,000 in 2006. Amortization expense primarily relates to the acquisition of a Florida-based agency operation in 2005 and the acquisition of the USSU business in April 2007.
Interest expense for the year remained flat at $6.0 million. Interest expense for the fourth quarter was $1.4 million, compared to $1.5 million in 2006. Interest expense for 2007 includes interest related to a temporary increase in our line of credit which was associated with borrowings to fund the cash portion of the USSU business acquisition. Upon receipt of the net proceeds from our capital raise in July, we reduced this outstanding balance to zero.

PRESS RELEASE	PAGE 4
Other Matters:
Shareholders’ Equity:
Shareholders’ equity increased to $301.9 million, or $8.16 per common share, at December 31, 2007, compared to $201.7 million, or $6.93 per common share, at December 31, 2006. This per share increase in book value primarily reflects the impact of our equity offering in July 2007, year-to-date earnings, and an increase in unrealized gains, net of deferred income tax, of $4.3 million. Return on beginning equity was 13.9% in 2007, compared to 12.4% in 2006.
At December 31, 2007, our debt-to-equity ratio was 18.5%, compared to 31.2% at December 31, 2006. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would have been 0% at December 31, 2007, compared to 3.5% at December 31, 2006.
Dividends:
On February 8, 2008, our Board of Directors declared a quarterly dividend of $0.02 per share. The dividend is payable on March 31, 2008, to shareholders of record as of March 14, 2008. This is the first quarterly dividend since the third quarter of 2001. Our Board of Directors determined that reinstating the dividend best serves shareholder interests in creating long-term value and is part of our capital management strategy.
Statutory Surplus:
Statutory surplus increased $23.3 million in 2007, to $188.4 million, from $165.1 million at December 31, 2006. The increase in statutory surplus is primarily due to statutory net income. Currently, our earned surplus is $33.7 million, which represents our ability to dividend from our insurance company subsidiaries to our holding company for capital strategies, such as acquisitions, dividends, debt repayments, and share repurchases.
USSU Acquisition:
On January 31, 2008, we exercised our option to purchase the remainder of the economics related to our previously announced acquisition of the USSU business, by eliminating the Management Agreement associated with the original acquisition for a payment of $21.5 million. This Management Agreement was entered into with the former owners of USSU, who are not Meadowbrook employees. Under the terms of the Management Agreement, the former owners were responsible for certain aspects of the daily administration and management of the USSU business. Their consideration for the performance of these duties was in the form of a management fee payable by us based on a share of net income before interest, taxes, depreciation, and amortization. We retained the option to terminate the Management Agreement, at our discretion, based on a multiple of the management fee calculated for the trailing twelve months.
Commenting on the announced action, Mr. Cubbin stated: “The USSU acquisition has gone extremely well, which led us to the decision to exercise our option to acquire the remainder of the economics of the acquisition. Our current management team, who were former employees of USSU, has performed very well and will continue in their current capacity managing the USSU business as they have over the past many years. This action provides us the full benefit of the business model and increases our non-regulated fee-based EBITDA.”
Income Taxes:
The effective federal tax rate for the year ended December 31, 2007 was 28.1%, compared to 29.3% in 2006. This decrease is the result of a shift towards increasing investments in tax-exempt securities. Our effective tax rate differs from the 35% statutory rate, primarily due to interest income from tax-exempt securities.

PRESS RELEASE	PAGE 5
Investment Portfolio
As previously indicated, our investment portfolio is 99.8% in investment grade securities and we continue to invest in securities with minimum credit risk. While our investment portfolio includes investments in mortgage-backed and agency-backed securities, we do not have any direct exposure to any sub-prime risks. Our asset-backed securities sector comprises only 4.2%, or $26.6 million of our investment portfolio. Within this sector, $2.8 million relates to home equity loans, of which $1.2 million is insured. These securities are adequately collateralized, AAA- rated investment quality that we expect will continue to perform.
2008 Guidance:
Our full year earnings guidance for 2008 remains unchanged. Net income is anticipated to be between $31.0 million and $33.0 million, or $0.83-$0.89 per share. Our 2008 outlook is based upon the following targets: gross written premium has been revised to a range of $385.0 million to $395.0 million, gross commissions and fees of $105.0 million to $110.0 million, a combined ratio between 97.0% and 99.0%, and growth in our pre-tax income before amortization from agency and managed fees of approximately 60%. Our 2008 expectations include amortization of intangible assets of $4.4 million, or approximately $0.08 per share, related to our acquisition of USSU.
Commenting on the 2008 targets, Mr. Cubbin stated: “We achieved solid growth despite the softer market conditions in 2007 and do expect to continue to capitalize on our ratings upgrade and to deploy the recently raised capital in 2008 and 2009 through acquisitions and profitable growth. ”
About Meadowbrook Insurance Group
A leader in the specialty program management market, Meadowbrook is a risk management organization, specializing in alternative risk management solutions for agents, professional/trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 6
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	DECEMBER 31,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2007	2006
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$651,601	$527,600
Premium & agents balances	87,341	85,578
Reinsurance recoverable	199,514	202,679
Deferred policy acquisition costs	26,926	27,902
Prepaid reinsurance premiums	17,763	20,425
Goodwill	43,497	31,502
Other assets	87,324	73,314

Total Assets	$1,113,966	$969,000

LIABILITIES
Loss and loss adjustment expense reserves	$540,002	$501,077
Unearned premium reserves	153,927	144,575
Debt	—	7,000
Debentures	55,930	55,930
Other liabilities	62,213	58,725

Total Liabilities	812,072	767,307

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	301,894	201,693

Total Liabilities & Stockholders’ Equity	$1,113,966	$969,000

Book value per common share	$8.16	$6.93

Book value per common share excluding unrealized gain/loss on available for sale securities, net of deferred taxes	$8.07	$6.96

EARNINGS RELEASE	PAGE 7
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE TWELVE MONTHS
(In Thousands, Except	ENDED DECEMBER 31,		ENDED DECEMBER 31,
Share & Per Share Data)	2007	2006	2007	2006
SUMMARY DATA
Gross written premiums	$88,218	$81,774	$346,451	$330,872
Net written premiums	69,366	65,177	280,211	262,668

REVENUES
Net earned premiums	$68,465	$63,594	$268,197	$254,920
Commissions and fees (net)	10,375	9,573	45,988	41,172
Net investment income	7,227	5,872	26,400	22,075
Net realized gains	36	23	150	69

Total Revenues	86,103	79,062	340,735	318,236

EXPENSES
Net losses & loss adjustment expenses (1)	37,601	35,975	150,969	146,293
Salaries & employee benefits	14,251	13,172	56,433	54,569
Interest expense	1,400	1,531	6,030	5,976
Policy acquisition and other underwriting expenses (1)	13,978	12,816	53,717	50,479
Amortization expense	621	142	1,930	590
Other administrative expenses	8,087	7,130	32,269	28,824

Total Expenses	75,938	70,766	301,348	286,731

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	10,165	8,296	39,387	31,505
Income tax expense	2,897	2,384	11,726	9,599
Equity earnings of affiliates	60	29	331	128

NET INCOME	$7,328	$5,941	$27,992	$22,034

NET OPERATING INCOME (2)	$7,305	$5,926	$27,895	$21,989

Amortization expense	621	142	1,930	590

NET OPERATING INCOME, excluding amortization expense (3)	$7,926	$6,068	$29,825	$22,579

Diluted earnings per common share
Net income	$0.20	$0.20	$0.85	$0.75
Net operating income	$0.20	$0.20	$0.84	$0.74
Net operating income, excluding amortization expense	$0.21	$0.20	$0.90	$0.76
Diluted weighted average common shares outstanding	37,074,978	29,656,475	33,101,965	29,566,141

GAAP ratios:
Loss & LAE ratio	59.5%	61.5%	61.2%	62.3%
Other underwriting expense ratio	34.5%	35.1%	34.2%	34.5%

GAAP combined ratio	94.0%	96.6%	95.4%	96.8%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 8
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2007	2006	2007		2006
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$68,465	$63,594		$268,197		$254,920

Consolidated net loss and LAE (1)	$37,601	$35,975		$150,969		$146,293
Intercompany claim fees	3,113	3,135		13,058		12,553

Unconsolidated net loss and LAE	$40,714	$39,110		$164,027		$158,846

GAAP loss and LAE ratio	59.5%	61.5%		61.2%		62.3%

Consolidated policy acquisition and other underwriting expenses (1)	$13,978	$12,816		$53,717		$50,479
Intercompany administrative and other underwriting fees	9,644	9,512		37,890		37,442

Unconsolidated policy acquisition and other underwriting expenses	$23,622	$22,328		$91,607		$87,921

GAAP other underwriting expense ratio	34.5%	35.1%		34.2%		34.5%

GAAP combined ratio	94.0%	96.6%		95.4%		96.8%

	2007	2006	2007		2006
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$5,300	$4,394	$23,963		$18,714
Claims fees	2,237	2,030	9,025		8,776
Loss control fees	519	533	2,151		2,216
Reinsurance brokerage	326	95	929		735

Total managed programs	8,382	7,052	36,068		30,441
Agency commissions	2,242	2,745	11,316		12,285
Intersegment revenue	(249)	(224)	(1,396)		(1,554)

Net commissions and fees	10,375	9,573	45,988		41,172
Intercompany commissions and fees	12,757	12,647	50,948		49,995

Gross commissions and fees	$23,132	$22,220	$96,936		$91,167

Fee-for-service pre-tax income, excluding amortization	$1,149	$2,411	$10,872		$10,604

Pre-tax margin on fee-for-service income	5.0%	10.9%	11.2%		11.6%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 9
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2007	2006	2007	2006
Net earned premiums	$68,465	$63,594	$268,197	$254,920
Less: Unconsolidated net loss and LAE	40,714	39,110	164,027	158,846
Unconsolidated policy acquisition and other underwriting expenses	23,622	22,328	91,607	87,921

Underwriting income	$4,129	$2,156	$12,563	$8,153

GAAP combined ratio as reported	94.0%	96.6%	95.4%	96.8%

Specialty risk management operations pre-tax income	$12,032	$10,065	$47,898	$38,292
Less: Underwriting income	4,129	2,156	12,563	8,153
Net investment income and capital gains	7,263	5,895	26,550	22,144

Fee-based operations pre-tax income	640	2,014	8,785	7,995
Agency operations pre-tax income	509	397	2,087	2,609

Total fee-for-service pre-tax income	$1,149	$2,411	$10,872	$10,604

GAAP expense ratio as reported	34.5%	35.1%	34.2%	34.5%
Adjustment to include pre-tax income from total fee-for-service income (1)	1.7%	3.8%	4.1%	4.2%

GAAP expense ratio as adjusted (2)	32.8%	31.3%	30.1%	30.3%
GAAP loss and LAE ratio as reported	59.5%	61.5%	61.2%	62.3%

GAAP combined ratio as adjusted	92.3%	92.8%	91.3%	92.6%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$640	$2,014	$8,785	$7,995
Underwriting income	4,129	2,156	12,563	8,153
Net investment income and capital gains	7,263	5,895	26,550	22,144

Total specialty risk management operations pre-tax income	12,032	10,065	47,898	38,292

Agency operations pre-tax income	509	397	2,087	2,609
Less: Holding company expenses	355	493	2,638	2,830
Interest expense	1,400	1,531	6,030	5,976
Amortization expense	621	142	1,930	590

Consolidated pre-tax income	$10,165	$8,296	$39,387	$31,505

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 10
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

			FOR THE TWELVE
	FOR THE QUARTER		MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2007	2006	2007	2006
SUMMARY DATA
Net Income	$7,328	$5,941	$27,992	$22,034

Insurance Company Subsidiaries
Net Income	$7,329	$5,211	$25,595	$19,712

Adjustments to reconcile net income to net cash provided by operating activities	(130)	593	696	3,033
Changes in operating assets and liabilities	29,199	20,623	55,533	46,915

Total adjustments	29,069	21,216	56,229	49,948

Net cash provided by operating activities	$36,398	$26,427	$81,824	$69,660

Fee-based Subsidiaries
Net income (loss)	$(1)	$730	$2,397	$2,322
Depreciation	867	792	3,147	2,553
Amortization	621	142	1,930	590
Interest	1,400	1,531	6,030	5,976

Net income, excluding interest, depreciation, and amortization (1)	$2,887	$3,195	$13,504	$11,441

Adjustments to reconcile net income to net cash provided by (used in ) operating activities	1,998	1,329	5,877	3,161
Changes in operating assets and liabilities	(2,011)	2,829	(1,491)	(852)

Total adjustments	(13)	4,158	4,386	2,309
Depreciation	(867)	(792)	(3,147)	(2,553)
Amortization	(621)	(142)	(1,930)	(590)
Interest	(1,400)	(1,531)	(6,030)	(5,976)

Net cash provided by (used in) operating activities	$(14)	$4,888	$6,783	$4,631

Consolidated total adjustments	29,056	25,374	60,615	52,257

Consolidated net cash provided by operating activities	$36,384	$31,315	$88,607	$74,291

(1)	While net income, excluding interest, depreciation, and amortization, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements.

EARNINGS RELEASE	PAGE 11
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A	Q207A	Q307A	Q407A	2007A
SUMMARY DATA

Gross written premiums	$313,493	$332,209	$89,010	$74,261	$85,827	$81,774	$330,872	$89,504	$78,000	$90,729	$88,218	$346,451
Net written premiums	233,961	258,134	69,381	59,205	68,905	65,177	262,668	71,972	65,670	73,203	69,366	280,211

INCOME STATEMENT

REVENUES
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197
Commissions and fees (net)	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551	10,743	13,319	10,375	45,988
Net investment income	14,911	17,975	5,239	5,380	5,584	5,872	22,075	6,156	6,229	6,788	7,227	26,400
Net realized gains (losses)	339	167	(7)	25	28	23	69	(6)	20	100	36	150

Total Revenues	270,278	304,017	79,645	80,617	78,912	79,062	318,236	82,905	84,183	87,544	86,103	340,735

EXPENSES
Net losses & loss adjustment expenses	135,938	151,542	37,043	37,146	36,129	35,975	146,293	36,646	39,707	37,015	37,601	150,969
Policy acquisition and other underwriting expenses	33,424	44,439	11,424	13,180	13,059	12,816	50,479	13,643	13,169	12,927	13,978	53,717
Other administrative expenses	25,588	26,810	7,794	7,133	6,767	7,130	28,824	7,394	7,598	9,190	8,087	32,269
Salaries & employee benefits	52,297	51,331	13,368	13,846	14,183	13,172	54,569	13,532	12,900	15,750	14,251	56,433
Amortization expense	376	373	165	142	141	142	590	144	543	622	621	1,930
Interest expense	2,281	3,856	1,388	1,499	1,558	1,531	5,976	1,487	1,667	1,476	1,400	6,030

Total Expenses	249,904	278,351	71,182	72,946	71,837	70,766	286,731	72,846	75,584	76,980	75,938	301,348

INCOME BEFORE TAXES AND EQUITY EARNINGS	20,374	25,666	8,463	7,671	7,075	8,296	31,505	10,059	8,599	10,564	10,165	39,387
Income tax expense	6,352	7,757	2,847	2,312	2,056	2,384	9,599	3,149	2,461	3,219	2,897	11,726
Equity earnings of affiliates	39	1	9	16	74	29	128	13	48	210	60	331

NET INCOME	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923	$6,186	$7,555	$7,328	$27,992

Net realized capital gain (loss), net of tax	224	109	(4)	16	18	15	45	(4)	13	65	23	97

OPERATING INCOME	$13,837	$17,801	$5,629	$5,359	$5,075	$5,926	$21,989	$6,927	$6,173	$7,490	$7,305	$27,895

Amortization expense	376	373	165	142	141	142	590	144	543	622	621	1,930

OPERATING INCOME, excluding amortization expense	$14,213	$18,174	$5,794	$5,501	$5,216	$6,068	$22,579	$7,071	$6,716	$8,112	$7,926	$29,825

Weighted average common shares outstanding	29,420,508	29,653,067	29,452,693	29,571,925	29,498,596	29,656,475	29,566,141	29,465,807	30,350,553	35,378,119	37,074,978	33,101,965
Shares O/S at end of the period	29,074,832	28,672,009	28,814,544	28,833,616	29,048,146	29,107,818	29,107,818	29,539,236	30,529,260	36,980,070	36,996,287	36,996,287

PER SHARE DATA (Diluted)
Net income	$0.48	$0.60	$0.19	$0.18	$0.17	$0.20	$0.75	$0.23	$0.20	$0.21	$0.20	$0.85
Net realized gain (loss), net of tax	$0.01	$—	$—	$—	$—	$—	$0.01	$—	$—	$—	$—	$0.01
Operating income	$0.47	$0.60	$0.19	$0.18	$0.17	$0.20	$0.74	$0.23	$0.20	$0.21	$0.20	$0.84
Operating income, excluding amortization expense	$0.48	$0.61	$0.20	$0.19	$0.18	$0.20	$0.76	$0.24	$0.22	$0.23	$0.21	$0.90

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%
GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%

GAAP Combined ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197

Consolidated net loss and LAE	$135,938	$151,542	$37,043	$37,146	$36,129	$35,975	$146,293	$36,646	$39,707	$37,015	$37,601	$150,969
Intercompany claim fees	9,691	11,523	3,158	3,115	3,145	3,135	12,553	3,295	3,353	3,297	3,113	13,058

Unconsolidated net loss and LAE	$145,629	$163,065	$40,201	$40,261	$39,274	$39,110	$158,846	$39,941	$43,060	$40,312	$40,714	$164,027

GAAP Net loss and LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%

Consolidated Policy acquisition and other underwriting expenses	$33,424	$44,439	$11,424	$13,180	$13,059	$12,816	$50,479	$13,643	$13,169	$12,927	$13,978	$53,717
Intercompany administrative and other underwriting fees	38,359	39,231	9,117	9,291	9,522	9,512	37,442	9,152	9,178	9,916	9,644	37,890

Unconsolidated policy acquisition and other underwriting expenses	$71,783	$83,670	$20,541	$22,471	$22,581	$22,328	$87,921	$22,795	$22,347	$22,843	$23,622	$91,607

GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%

GAAP Combined Ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,253	$16,741	$4,531	$5,090	4,699	4,394	$18,714	$4,875	$5,412	8,376	5,300	$23,963
Claims fees	13,207	7,113	2,100	2,351	2,295	2,030	8,776	2,204	2,247	2,337	2,237	9,025
Loss control fees	2,174	2,260	538	593	552	533	2,216	599	544	489	519	2,151
Reinsurance brokerage	420	660	418	143	79	95	735	333	85	185	326	929

Total managed programs	32,054	26,774	7,587	8,177	7,625	7,052	30,441	8,011	8,288	11,387	8,382	$36,068
Agency commissions	9,805	11,304	4,261	2,878	2,401	2,745	12,285	3,885	2,860	2,329	2,242	11,316
Intersegment commissions and fees	(1,324)	(2,162)	(559)	(357)	(414)	(224)	(1,554)	(345)	(405)	(397)	(249)	(1,396)

Net Commissions and fees	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551	10,743	13,319	10,375	45,988
Intercompany commissions and fees	48,050	50,754	12,275	12,406	12,667	12,647	49,995	12,447	12,531	13,213	12,757	50,948

Gross commissions and fees	$88,585	$86,670	$23,564	$23,104	$22,279	$22,220	$91,167	$23,998	$23,274	$26,532	$23,132	$96,936

EARNINGS RELEASE	PAGE 12
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A	Q207A	Q307A	Q407A	2007A
SUMMARY DATA
Net Income	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923	$6,186	$7,555	$7,328	$27,992

Insurance Company Subsidiaries
Net Income	$6,973	$13,508	$4,583	$4,952	$4,966	$5,211	$19,712	$5,616	$5,455	$7,195	$7,329	$25,595

Adjustments to reconcile net income to net cash provided by operating activities	6,866	3,003	334	723	1,383	593	3,033	441	(283)	668	(130)	696
Changes in operating assets and liabilities	48,270	59,784	7,956	740	17,596	20,623	46,915	11,283	(1,551)	16,602	29,199	55,533

Total adjustments	55,136	62,787	8,290	1,463	18,979	21,216	49,948	11,724	(1,834)	17,270	29,069	56,229

Net cash provided by operating activities	$62,109	$76,295	$12,873	$6,415	$23,945	$26,427	$69,660	$17,340	$3,621	$24,465	$36,398	$81,824

Fee-based Subsidiaries
Net income	$7,088	$4,402	$1,042	$423	$127	$730	$2,322	$1,307	$731	$360	$(1)	$2,397
Depreciation	1,591	2,277	543	578	640	792	2,553	737	788	755	867	3,147
Amortization	376	373	165	142	141	142	590	144	543	622	621	1,930
Interest	2,535	3,856	1,388	1,499	1,558	1,531	5,976	1,488	1,667	1,475	1,400	6,030

Net income, excluding interest, depreciation, and amortization	$11,590	$10,908	$3,138	$2,642	$2,466	$3,195	$11,441	$3,676	$3,729	$3,212	$2,887	$13,504

Adjustments to reconcile net income to net cash provided by operating activities	(1,063)	4,444	577	1,052	203	1,329	3,161	1,573	879	1,427	1,998	5,877
Changes in operating assets and liabilities	2,540	(3,194)	(1,420)	(3,913)	1,652	2,829	(852)	(3,068)	(146)	3,734	(2,011)	(1,491)

Total adjustments	1,477	1,250	(843)	(2,861)	1,855	4,158	2,309	(1,495)	733	5,161	(13)	4,386
Depreciation	(1,591)	(2,277)	(543)	(578)	(640)	(792)	(2,553)	(737)	(788)	(755)	(867)	(3,147)
Amortization	(376)	(373)	(165)	(142)	(141)	(142)	(590)	(144)	(543)	(622)	(621)	(1,930)
Interest	(2,535)	(3,856)	(1,388)	(1,499)	(1,558)	(1,531)	(5,976)	(1,488)	(1,667)	(1,475)	(1,400)	(6,030)

Net cash provided by (used in )operating activities	$8,565	$5,652	$199	$(2,438)	$1,982	$4,888	$4,631	$(188)	$1,464	$5,521	$(14)	$6,783

Consolidated total adjustments	56,613	64,037	7,447	(1,398)	20,834	25,374	52,257	10,229	(1,101)	22,431	29,056	60,615

Consolidated net cash provided by operating activities	$70,674	$81,947	$13,072	$3,977	$25,927	$31,315	$74,291	$17,152	$5,085	$29,986	$36,384	$88,607